  Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
March 17, 2010

Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2009 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2008 on Certain Properties owned by Abraxas Petroleum Corporation,” “Appraisal Report as of December 31, 2008 on Certain Properties owned by Abraxas Energy Partners, L.P.,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Petroleum Corporation,” and “Appraisal Report as of December 31, 2007 on Certain Properties owned by Abraxas Energy Partners, L.P.,” (our Reports) under the sections “Item 1-Business General”, “Item 2-Properties-Reserves Information” in the Abraxas Petroleum Corporation Annual Report on Form 10–K for the year ended December 31, 2009.  We also consent to the inclusion of our letter report dated February 19, 2010 in the Annual Report on Form 10-K of Abraxas Petroleum Corporation as Exhibit 99.1 (our Report Letter).  We further consent to the incorporation by reference in the Registration Statements on Form S-3 (333-143728, 333-162573 and 333-163763) and Form S-8 (No. 333-17375, 333-17377, 033-81416, 333-55691, 333-74592, 333-74614, 333-135032, 333-15365 and 333-162358) of information from our Reports, our Report Letter and to all references to our firm in such Registration Statements.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON